Exhibit 10.17

FIRST AMENDMENT TO REVIVA PHARMACEUTICALS, INC.

2006 EQUITY INCENTIVE PLAN

WHEREAS, pursuant to Section 20 of the Reviva Pharmaceuticals, Inc. 2006 Equity Incentive Plan (the “Plan”), the Board of Directors (the “Board”) of Reviva Pharmaceuticals, Inc. (“Reviva”) may modify, amend, alter, suspend, discontinue or terminate the Plan;

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan; and

WHEREAS, the Board believes it would be in the best interest of Reviva to amend the Plan as provided in this First Amendment to the Plan (this “Amendment No. 1”) to reflect the assumption of the Plan by Tenzing Acquisition Corp., a Delaware corporation (the “Purchaser”), pursuant to that certain Agreement and Plan of Merger, dated as of July 20, 2020 by and among the Purchaser, Tenzing Merger Subsidiary Inc., Tenzing LLC, Reviva, and the other parties thereto (the “Merger Agreement”).

NOW, THEREFORE, in accordance with Section 20 of the Plan, the Plan shall be amended, subject to stockholder approval of the Merger (as defined in the Merger Agreement), effective upon the Effective Time (as defined in the Merger Agreement) as follows:

1.	The title of the Plan shall be amended and restated as follows: “Reviva Pharmaceuticals Holdings, Inc. 2006 Equity Incentive Plan.”

2.	The definition of “Company” in Section 22 is hereby amended and restated as follows:

‘Company’ means Reviva Pharmaceuticals Holdings, Inc., a Delaware corporation.”

3.	The definition of “Plan” in Section 22 is hereby amended and restated as follows:

‘Plan’ means this Reviva Pharmaceuticals Holdings, Inc. 2006 Equity Incentive Plan, as it may be amended, supplemented, restated or otherwise modified from time to time.”

IN WITNESS WHEREOF, this Amendment to the Plan is adopted as of as of this 11th day of December, 2020

REVIVA PHARMACEUTICALS, INC.

By:	/s/ Laxminarayan Bhat
	Name:	Laxminarayan Bhat
	Title:	President & CEO

[Signature Page to Equity Plan Amendment]